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                                                                    Exhibit 10.3

                             AMENDED AND RESTATED
                             EMPLOYMENT AGREEMENT
                              --------------------

          AMENDED AND RESTATED EMPLOYMENT AGREEMENT dated as of the 7th day of June, 1999, by and between NORTON MCNAUGHTON OF SQUIRE, INC., a New York corporation (the "Company"), and SANFORD GREENBERG (the "Employee").

                             W I T N E S W E T H:
                             - - - - - - - - - - -

          WHEREAS, the Company and the Employee are parties to the Amended and Restated Employment Agreement dated as of November 4, 1995 (the "1995 Agreement") and desire to amend and restate the 1995 Agreement in its entirety as set forth herein; and

          WHEREAS, the Employee and the Company are parties to the Agreement dated as of November 16, 1998 (the "1998 Agreement") and desire to amend and restate the 1998 Agreement in its entirety as set forth herein.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto hereby agree as follows:

          1.  Employment, Term.
              ----------------

          1.1 The Company agrees to employ the Employee, and the Employee agrees to serve in the employ of the Company, for the term set forth in
     Section 1.2, in the position and with the responsibilities, duties and authority set forth in Section 2 and on the other terms and conditions set forth in this Agreement.

          1.2 Unless sooner terminated in accordance with this Agreement, the term of the Employee's employment under this Agreement (the "Term") shall commence on the date hereof and shall terminate on November 2, 2001, provided that (i) the Term automatically shall be extended until November 3, 2002 in the event that, after the date hereof and on or before November 2, 2001, the Employee shall not have sold 195,000 (as such number shall be adjusted to reflect stock dividends, stock splits or similar events) or more shares of common stock, par value $0.01 (the "Common Stock"), of McNaughton Apparel Group Inc., a Delaware corporation (the "Parent') (a "Sale") and (ii) the Term may be extended until November 3, 2002 by the Company upon written notice to that effect to the Employee given, if at all, at least 90 days prior to November 2, 2001.

          2.  Position, Duties.  The Employee shall serve in the position of
              ----------------
     Chairman of the Board of the Company in the New York City metropolitan area. The Employee shall perform, faithfully and diligently, such duties, and shall have such responsibilities, appropriate to said position, as shall be assigned to him from time to time by the Board of Directors of the Company. The Employee shall report to the Board of Directors of the Company. During the Term, the Employee also agrees to serve in the New York City metropolitan area, if elected, as an officer and/or director of any parent, subsidiary or affiliate of the Company. The Employee shall devote his complete and undivided attention to the performance of his duties and responsibilities hereunder during the normal working hours of executive employees of the Company.

          3.  Compensation.
              ------------

          3.1  Salary.  During the Term, in consideration of the performance by
               ------
     the Employee of the services set forth in Section 2 and his observance of the other covenants set forth herein, the Company shall pay the Employee, and the Employee shall accept, a base salary at a rate of $754,000 per annum, payable in accordance with the standard payroll practices of the Company.

          3.2  Bonus.  During the Term, in addition to the salary provided for
               -----
     in Section 3.1, the Employee shall be eligible to participate in any bonus plan for executives of the Company in effect during the Term.

          4.  Expense Reimbursement.  During the Term of this Agreement, the
              ---------------------
     Company shall reimburse the Employee for all reasonable and necessary out-of-pocket expenses incurred by him in connection with the performance of his duties hereunder, upon the presentation of proper accounts therefor in accordance with the Company's policies (in any case, as such policies are adopted from time to time by the Compensation Committee of the Board of Directors).

          5.  Benefits.
              --------

          5.1  Benefit Plans.  During the Term of this Agreement, the Employee
               -------------
     will be eligible to participate in all employee benefit plans and programs offered by the Company (and, to the extent required by applicable law or this Agreement, approved by the Compensation Committee of the Board of Directors) from time to time to its employees of comparable seniority, subject to the provisions of such plans and programs as in effect from time to time.

          5.2  Vacation.  During the Term, the Employee shall be entitled to
               --------
     paid vacation in accordance with Company policy for its executive employees.

          5.3  Life Insurance.  During the Term, subject to the continued
               --------------
     availability on commercially reasonable terms, the Company will provide the Employee with $2 million term life insurance coverage. The beneficiary of such policy shall be the Employee's estate or other beneficiary designated by the Employee

          5.4  Disability.  During the Term, subject to its continued
               ----------
     availability on commercially reasonable terms, the Company shall provide the Employee with disability insurance providing the same monthly disability benefit as in effect for the Employee immediately prior to the date hereof. The Company's obligations under Section 6.2 of this Agreement shall be subject to appropriate reduction for amounts paid to the Employee under disability insurance during the Disability Salary Continuation Period (as hereinafter defined), taking into account the tax treatment of such disability insurance payments.

          6.  Termination of Employment.
              -------------------------

          6.1  Death.  In the event of the death of the Employee during the
               -----
     Term, the Company shall pay to the estate or other legal representative of the Employee the salary provided for in Section 3.1 accrued to the date of the Employee's death and not theretofore paid to the Employee. Rights and benefits of the estate or other legal representative of the Employee under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. Neither the estate or other legal representative of the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Section 7 hereof.

          6.2  Disability.  If during the Term the Employee shall become
               ----------
     incapacitated by reason of physical or mental disability and shall be unable to perform his normal duties hereunder for a cumulative period of six (6) months in any period of twelve (12) consecutive months, the employment of the Employee hereunder may be terminated by the Company or the Employee upon notice to the other. In the event of such termination, subject to Section 5.4 of this Agreement, the Company shall pay to the Employee the salary provided for in Section 3.1 for the remainder of the Term (the period of time during which the Company shall be required to continue to pay such salary, the "Disability Salary Continuation Period"). Rights and benefits of the Employee under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. Neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8, 9, 10 and 11 hereof.

          6.3  Due Cause.  The employment of the Employee hereunder may be
               ---------
     terminated by the Company at any time during the Term for Due Cause (as hereinafter defined). In the event of such termination, the Company shall pay to the Employee the salary provided for in Section 3.1 accrued to the date of such termination and not theretofore paid to the Employee. Rights and benefits of the Employee under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. After the satisfaction of any claim of the Company against the Employee incidental to such Due Cause, neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 8, 9, 10 and 11 hereof. For purposes of this Agreement, "Due Cause" shall mean (a) the Employee's gross neglect or willful misconduct in the discharge of his duties and responsibilities to any member of the Company Group (as defined in Section 10 below), as determined by the Board of Directors of the Company (other than the Employee if he is a member of such Board at the time), (b) the Employee's material failure to obey appropriate directions from the Board of Directors of the Company, (c) any act of the Employee against any member of the Company Group intended to enrich him in derogation of his duties to such member and at the expense of such member, (d) any willful or purposeful act (or any act or omission taken in bad faith) of the Employee having the effect of materially injuring the business or business relationships of any member of the Company Group, (e) the Employee's commission of (1) a felony or (2) any crime or offense involving moral turpitude, fraud or misrepresentation, (f) the Employee's willful and material breach of this Agreement, (g) the Employee's breach of his duty of loyalty to the members of the Company Group or (h) the entry of a plea of nolo contendre by the Employee to a felony; provided, however, that the Employee shall be given written notice by a majority of the Board of Directors of the Company that it intends to terminate the Employee's employment for Due Cause under this Section, which written notice shall specify the act or acts upon the basis of which the majority of the Board of Directors of the Company intends so to terminate the Employee's employment, and the Employee shall then be given the opportunity, within fifteen (15) days of his receipt of such notice, to have a meeting with the Board of Directors of the Company to discuss such act or acts.

          6.4  Other Termination by the Company.  The Company may terminate the
               --------------------------------
     Employee's employment at any time during the Term for whatever reason it deems appropriate or without reason; provided, however, that in the event that such termination is not pursuant to Section 6.1, 6.2 or 6.3 the Company shall continue to pay to the Employee the salary provided for in
     Section 3.1 until the first to occur of (i) the expiration of the Term of this Agreement in effect immediately prior to such termination or (ii) the death of the Employee, (the period of time during which the Company shall be required to continue to pay such salary, the "Salary Continuation Period"). The Employee shall be under no obligation to seek subsequent employment and upon obtaining subsequent employment shall be under no obligation to offset any amounts earned from such subsequent employment (whether as an employee, a consultant or otherwise) against such payment. Rights and benefits of the Employee under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. Neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8, 9, 10 and 11 hereof.

          7.  Consulting Agreement.
              --------------------

          7.1 In the event that (1) (i) a Sale shall not have occurred, (ii) the Employee shall remain in the employ of the Company on November 3, 2002 and (iii) on or prior to November 3, 2002 the Company shall have not offered to the Employee to extend the Term for at least one year and otherwise on the terms and conditions set forth herein, (2) (i) a Sale shall have occurred, (ii) the Employee shall remain in the employ of the Company on November 2, 2001 and (iii) on or prior to November 2, 2001 the Company shall not have elected to extend the Term until November 3, 2002 pursuant to Section 1.2(ii) hereof, or (3) the Employee's employment hereunder has been terminated pursuant to Sections 6.1 or 6.2 hereof or by the Company pursuant to Section 6.4 hereof, in any case before the end of the Term, then, subject to Section 7.9 hereof, the Company hereby agrees to retain the Employee to provide consulting and advisory services on a project-by-project basis to the Company (I) in the case of the circumstances set forth in clause (1) above, during the period commencing on November 4, 2002 and terminating on November 4, 2004, (II) in the case of the circumstances set forth in clause (2) above, during the period commencing on November 3, 2001 and terminating on November 3, 2003 or (III) in the case of the circumstances set forth in clause (3)

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     above, during the two-year period following the date of termination of employment pursuant to Sections 6.1, 6.2 or 6.4 hereof (the applicable two-year period contemplated by clauses (I), (II) or (III) hereof, the "Consulting Term"). During the Consulting Term, the Employee shall provide such consulting and advisory services to the Company as may be agreed to between the Employee and the Board of Directors of the Company. Unless a greater amount of time is agreed to by the Employee, the Employee shall devote up to 15 hours per week to the mutually agreed upon consulting and advisory services, if any, hereunder, provided that, to the extent feasible, such services may be conducted telephonically outside of the Company's offices and the Employee's performance of such duties and responsibilities does not materially interfere with any obligations of the Employee to provide services to any activity or business venture which is not in violation of Section 10 hereof. Subject to Section 7.2 hereof, during the Consulting Term, in consideration of the performance by the Employee of services set forth herein, the Company shall pay the Employee, and the Employee shall accept, a consulting fee (the "Fee") (payable on the 15th day of each month for the month in which the payment occurs) in an amount per month equal to either (a) in the event that this Agreement is not amended after the date hereof to adjust the salary set forth in Section
     3.1 hereof, $75,000 or (b) in the event that this Agreement is amended by the Company and the Employee after the date hereof to adjust the salary, the aggregate monthly consideration payable to the Employee by the Company under Section 3.1 of this Agreement as so amended.

          7.2 In the event of the death of the Employee during the Consulting Term, the Company shall continue to pay the Fee to the estate or other legal representative of the Employee in accordance with the terms hereof, all notwithstanding the death of the Employee. Rights and benefits of the estate or other legal representative of the Employee under the benefit plans and programs of the Company, if applicable to the Employee, shall be continued subject to the provisions of such plans and programs. Except as aforesaid, in the event of the death of the Employee during the Consulting Term, neither the estate or other legal representative of the Employee nor the Company shall have any further rights or obligations under this Agreement.

          7.3 The Employee shall perform his duties and responsibilities during the Consulting Term as an independent contractor. Nothing in this Section 7 shall be deemed to create a partnership, joint venture or employment relationship between the Employee and the Company during the Consulting Term or thereafter. Anything to the contrary herein notwithstanding, all payments required to be made by the Company during the Consulting Term shall be subject to Section 20 hereof.

          7.4 Subject to Section 7.9 hereof, for the period commencing on the termination of the Employee's employment under this Agreement (for reasons other than Due Cause) until the death of the Employee, the Company agrees, at its expense, to provide the Employee and the Employee's wife and his children under age 20 or under age 24 if such children are full-time students with coverage under the medical plans of the Company on the same terms and conditions (including the same Company-paid portions) that coverage is generally available to employees of the Company. In the event that the Company is unable to provide the coverage set forth in the preceding sentence during any month as a result of (a) a change of law or regulation which restricts the provision of coverage for persons who are not employees of the Company, (b) the failure by the Company's insurance carrier or plan to provide coverage for persons who are not employees of the Company or (c) a change in the cost of such coverage such that the cost to the Company to provide such coverage for any monthly period exceeds the amount set forth on Exhibit A hereto under the column labeled "Monthly Premium", the Company shall not be obligated to provide such coverage under its medical plans and shall reimburse the Employee for any premiums paid by the Employee for comparable medical coverage. Such reimbursement shall not exceed the amount set forth on Exhibit A hereto under the column labeled "Monthly Premium" for any monthly period.

          7.5 Notwithstanding Section 8 of the Split Dollar Agreement (the "Split Dollar Agreement") dated as of March 8, 1994 by and among the Company, the Employee and Jay Greenberg, as trustee of a trust established under a trust agreement between Sanford Greenberg, as settlor, and Jay Greenberg, as trustee, subject to Section 7.9 hereof and except in the event that the Employee's employment under this Agreement is terminated for Due Cause, until the death of the Employee, the Company agrees to continue to pay premiums on the Policy (as defined in the Split Dollar Agreement) until payment of the twentieth annual Policy premium, subject to the other terms and provisions of the Split Dollar Agreement.

          7.6 As set forth in Section 5.3 hereof, the Company is currently providing the Employee with the benefits of a $2 million term life insurance policy. Subject to Section 7.9 hereof, and subject to the continued availability of such coverage on commercially reasonable terms, for the period commencing on the termination of the Employee's employment under this Agreement (for reasons other than Due Cause) until the death of the Employee, the Company agrees, at its expense, to continue to provide to the Employee such life insurance benefits.

          7.7 In the event that the Company agrees to forgive certain loans made to each of Jay Greenberg, Howard Greenberg, Norton Sperling and Andrew Miller pursuant to each of their respective Third Amended and Restated Non-Negotiable Limited Recourse Promissory Notes dated March 27, 1995 and payable to the Company, subject to Section 7.9 hereof and except in the event that the Employee's employment under this Agreement is terminated for Due Cause, the Company shall forgive the loan (the "Loan") made to the Employee pursuant to his Third Amended and Restated Non-Negotiable Limited Recourse Promissory Note dated March 27, 1995 (the "Note") and payable to the Company.

          7.8 Subject to Section 7.9 hereof, in the event that, at any time or from time to time, except in the event that the Employee's employment under this Agreement is terminated for Due Cause, Parent proposes to register any shares of Common Stock, under the Securities Act of 1933 (the "Securities Act") other than pursuant to a registration statement on Forms S-4 or S-8, or any successor to such Forms, for the purpose of the sale or other transfer of such shares of Common Stock by either Jay Greenberg or Norton Sperling or both (the "Registration Shares"), the Parent shall deliver to the Employee at least twenty (20) days prior to the filing of the registration statement with respect to the Registration Shares, a written notice (a "Registration Notice") of its intention so to register the Registration Shares. In the event that a Registration Notice shall have been so delivered, the Employee, at his election, may deliver to the Parent a written notice (a "Response") (i) specifying the number of shares of Common Stock (together with the Registration Shares, the "Supplemental Registration Shares") proposed to be sold or otherwise transferred by the Employee, (ii) describing the proposed manner of sale or other transfer thereof and (iii) requesting the registration thereof under the Securities Act; provided, however, that a Response shall be so delivered by the Employee, if at all, not more than fifteen (15) days after the date of delivery to the Employee of a Registration Notice. From and after receipt of a Response, the Parent shall use its reasonable best efforts to cause the Supplemental Registration Shares specified in such Response to be registered under the Securities Act and to effect and to comply with all such qualifications, compliances and requirements as may be necessary to permit the sale or other transfer of such Supplemental Registration Shares, in the manner described in such Response, without limitation, qualifications under the applicable Blue Sky or other state securities laws (provided that the Parent shall not be required in connection therewith to qualify as a foreign corporation or to execute general consent to service of process in any state); provided, however, that if (i) in the case of an underwritten public offering of securities, the managing underwriter shall advise the Parent in writing that the inclusion of some or all of such Supplemental Registration Shares would, in such managing underwriter's opinion, materially interfere with the proposed distribution of any securities to be issued by the Parent in respect of which registration was originally to be effected or would materially interfere with the proposed distribution of all the Supplemental Registration Shares, then the Parent may, upon written notice to the Employee, allocate the Supplemental Registration Shares to be included in the registration statement (if and to the extent such allocation is certified by the managing underwriter as necessary to eliminate such interference) pro rata among the holders thereof (including the Employee) on the basis of the number of shares of Common Stock at the time owned by such holders or (ii) any firm of counsel representing the Parent in connection with such registration shall advise the Parent and the Employee in writing that in its opinion one or more of the steps contemplated hereby is not necessary to permit the sale of the Registration Shares in a transaction constituting a public offering within the meaning of the Securities Act, then the Parent shall not be required to take any action with respect to such step or steps.

          7.9 (a) Notwithstanding anything to the contrary contained herein, the agreements and obligations of the Company set forth in this Section 7 may be terminated at any time during the Consulting Term or thereafter for Due Cause by notice from the Company to the Employee (the "Due Cause Notice"). In the event of such termination, the Company shall pay to the Employee the Fee, if any, accrued to the date of termination and not theretofore paid to the Employee. Rights and benefits of the Employee under the benefit plans and programs of the Company, if applicable to the Employee, shall be continued subject to the provisions of such plans and programs. After satisfaction of any claim of the Company against the Employee arising from such Due Cause, following the date of the Due Cause Notice, neither the Employee nor the Company shall have any rights or obligations under this Agreement, except as provided in Sections 8, 9, 10 and 11 hereof.

               (b) Notwithstanding anything to the contrary contained herein, the agreements and obligations of the Company set forth in this Section 7 may be suspended (but not terminated; any termination to be governed by Section 7.9(a) hereof) at any time during the Consulting Term (during which suspension the Fee otherwise payable shall accrue, but not past the end of the Consulting Term) or thereafter for Good Reason (as defined below) by notice to the Employee by the Company (the "Good Reason Notice"). In the event of such suspension, the Company shall pay to the Employee the Fee, if any, accrued to the date of the suspension and not theretofore paid to the Employee. Rights and benefits to the Employee under the benefit plans and programs of the Company, if applicable to the Employee, shall thereafter be determined in accordance with the provisions of such plans and programs. Following the date of the Good Reason Notice, neither the Employee nor the Company shall have any rights or obligations under this Agreement until such time as the Good Reason shall cease to exist, except as provided in Sections 8, 9, 10 and 11 hereof, and nothing herein shall limit or otherwise affect the Company's rights under Section 7.9(a) hereof. Notwithstanding the foregoing, in the event that a Good Reason Notice shall have been given as a result of an Investigation (as defined below) and within 18 months from the date of such Good Reason Notice neither an Indictment (as defined below) nor Due Cause shall exist, then any Fee which shall have accrued during the suspension period pursuant to this Section 7.9(b) (but not past the end of the Consulting Term) shall be paid at the end of such suspension period. For purposes hereof, "Good Reason" shall mean the conduct by a Federal, state or local governmental agency, court or other judicial body of a criminal investigation of the activities of the Employee (an "Investigation") or the indictment of the Employee for a felony ("Indictment").


          8.  Confidential Information.
              ------------------------

          8.1 The Employee shall, during the Term and at all times thereafter, treat as confidential and, except as required in the performance of his duties and responsibilities under this Agreement, not disclose, publish or otherwise make available to the public or to any individual, firm or corporation any confidential material (as hereinafter defined). the Employee agrees that all confidential material, together with all notes and records of the Employee relating thereto, and all copies or facsimiles thereof in the possession of the Employee, are the exclusive property of the Company and the Employee agrees to return such material to the Company promptly upon the termination of the Employee's employment with the Company.

          8.2 For the purposes hereof, the term "confidential material" shall mean all information acquired by the Employee in the course of the Employee's employment with the Company in any way concerning the products, projects, activities, business or affairs of the Company or any member of the Company Group or the customers of the Company or any member of the Company Group, including, without limitation, all information concerning trade secrets and the preparation of raw material for, manufacture of, and/or finishing processes utilized in the production of, the products or projects of the Company or any member of the Company Group and/or any improvements therein, all sales and financial information concerning the Company or any member of the Company Group, all customer and supplier lists, all information concerning projects in research and development or marketing plans for any such products or projects, and all information in any way concerning the products, projects, activities, business or affairs of customers of the Company or any member of the Company Group which is furnished to the Employee by the Company or any member of the Company Group or any of their respective employees (current or former), agents or customers, as such; provided, however, that the term "confidential material" shall not include information which (a) becomes generally available to the public other than as a result of a disclosure by the Employee, (b) was available to the Employee on a non-confidential basis prior to his employment with the Company or (c) becomes available to the Employee on a non-confidential basis from a source other than the Company or any of its agents, franchisees, creditors, suppliers, lessors, lessees or customers provided that such source is not bound by a confidentiality agreement with the Company or any of such agents or customers.

          9.  Inventions.  Any and all inventions, innovations or improvements
              ----------
     ("inventions") made, developed or created by the Employee (whether at the request or suggestion of the Company or otherwise, whether alone or in conjunction with others, and whether during regular hours of work or otherwise) during the period of his employment with the Company which may be directly or indirectly useful in, or relate to, the business of the Company, shall be promptly and fully disclosed by the Employee to the Board of Directors of the Company and shall be the Company's exclusive property as against the Employee, and the Employee shall promptly deliver to an appropriate representative of the Company as designated by the Board of Directors all papers, drawings, models, data and other material relating to any inventions made, developed or created by him as aforesaid. the Employee shall, at the request of the Company and without any payment therefor, execute any documents necessary or advisable in the opinion of the Company's counsel to direct issuance of patents or copyrights to the Company with respect to such inventions as are to be the Company's exclusive property as against the Employee or to vest in the Company title to such inventions as against the Employee. The expense of securing any such patent or copyright shall be borne by the Company.

          10.  Non-Competition.  the Employee acknowledges that the services to
               ---------------
     be rendered by him to the Company are of a special and unique character.
     In consideration of his employment hereunder, the Employee agrees, for the benefit of the Company and members of the Company Group, that he will not, during the period of employment with the Company and thereafter for the Applicable Period (as hereinafter defined) commencing on the date of termination of his employment with the Company, (a) engage, directly or indirectly, whether as principal, agent, distributor, representative, consultant, employee, partner, stockholder, limited partner or other investor (other than an investment of not more than (i) one percent (1%) of the stock or equity of any corporation the capital stock of which is publicly traded or (ii) five percent (5%) of the ownership interest of any limited partnership or other entity) or otherwise, anywhere in the United States, in any activity or business venture which is in competition with the business then conducted by the Company, any of its subsidiaries or any of its corporate parents or affiliates (including, without limitation, McNaughton Apparel Group Inc., Miss Erika, Inc. and Jerri-Jo Knitwear, Inc., each a Delaware corporation, and McNaughton Apparel Holdings Inc., a South Carolina corporation) (collectively, the "Company Group"), (b) solicit or entice or endeavor to solicit or entice away from any member of the Company Group any person who is (as the applicable time) an officer, employee or consultant of any member of the Company Group, either for his own account or for any individual, firm or corporation, whether or not such person would commit any breach of his contract of employment by reason of leaving the service of a member of the Company Group, and the Employee agrees not to employ, directly or indirectly, any person who was an officer or employee of any member of the Company Group or who by reason of such position at any time is or may be likely to be in possession of any confidential information or trade secrets relating to the businesses or products of any member of the Company Group, or (c) solicit or entice or endeavor to solicit or entice away from any member of the Company Group any customer or prospective customer of any member of the Company Group, either for his own account or for any individual, firm or corporation. As used herein, the term "Applicable Period" shall mean (i) in the case of termination of employment pursuant to Section 6.4 of this Agreement, the Salary Continuation Period and (ii) in the case of any other termination of employment with the Company hereunder or otherwise, three (3) years.

          11.  Equitable Relief, Etc.
               ---------------------

          11.1 In the event of a breach or threatened breach by the Employee of any of the provisions of Sections 8, 9, or 10 of this Agreement, the Employee hereby consents and agrees that the Company shall be entitled to an injunction or similar equitable relief from any court of competent jurisdiction restraining the Employee from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be performed by the Employee under any of such provisions, without the necessity of showing any actual damage or that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity which it may have with respect to any such breach or threatened breach.

          11.2 The Company and the Employee understand and agree that in any lawsuit or other proceeding between any of them with respect to Sections 8, 9, or 10 hereof, the prevailing party in such lawsuit or proceeding shall be entitled to recover from the other party in such lawsuit or proceeding, and such other party hereby agrees to pay such prevailing party, for all costs and expenses, including attorneys' fees, incurred by such prevailing party in the defense, prosecution or investigation of the matters which are the subject of such lawsuit or proceeding.

          12.  Successors and Assigns.
               ----------------------

          12.1  Assignment by the Company.  The Company shall require any
                -------------------------
     successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in this Section, the "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law and this Agreement shall be binding upon, and inure to the benefit of, the Company, as so defined.

          12.2  Assignment by the Employee.  The Employee may not assign this
                --------------------------
     Agreement or any part thereof without the prior written consent of a majority of the Board of Directors of the Company (other than the Employee if he is a member of such Board at the time); provided, however, that nothing herein shall preclude one or more beneficiaries of the Employee from receiving any amount that may be payable following the occurrence of his legal incompetency or his death and shall not preclude the legal representative of his estate from receiving such amount or from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate. The term "beneficiaries", as used in this Agreement, shall mean a beneficiary or beneficiaries so designated to receive any such amount or, if no beneficiary has been so designated, the legal representative of the Employee (in the event of his incompetency) or the Employee's estate.

          13.  Governing Law.  This Agreement shall be deemed a contract made
               -------------
     under, and for all purposes shall be construed in accordance with, the laws of the State of New York applicable to contracts to be performed entirely within such State.

          14.  Entire Agreement.  This Agreement contains all the understandings
               ----------------
     and representations between the parties hereto pertaining to the subject matter hereof. This Agreement supersedes (or in the case of the 1995 Agreement and the 1998 Agreement, amends and restates those Agreements in their entirety as set forth herein) all understandings and agreements, whether oral or in writing, if any, previously entered into by the Company or any other member of the Company Group with the Employee in any way relating to the employment of the Employee by the Company or any other member of the Company Group, all of which agreements and understandings are hereby terminated (or in the case of the 1995 Agreement and the 1998 Agreement, amended and restated in their entirety as set forth herein) and all rights and entitlements thereunder are hereby waived and released.

          15.  Amendment, Modification, Waiver.  No provision of this Agreement
               -------------------------------
     may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Employee and by representatives of the Company (other than the Employee) who have been duly authorized by the Board of Directors of the Company to do so (other than the Employee if he is a member of such Board at the time). Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either party hereto in exercising any right, power or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

          16.  Notices.  Any notice to be given hereunder shall be in writing
               -------
     and delivered personally or sent by certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or at such other address as such party may subsequently designate by like notice:

               If to the Company:
               c/o McNaughton Apparel Group Inc.
               463 Seventh Avenue
               New York, New York  10018
               Attention: Compensation Committee and Secretary

               If to the Employee:
               Sanford Greenberg
               21 Koenig Drive
               Oyster Bay Cove, New York  11771

          17.  Arbitration.  Any controversy or claim arising out of or relating
               -----------
     to this Agreement, or any breach thereof, shall, except as provided in
     Section 10, be settled by binding arbitration in accordance with the rules of the American Arbitration Association then in effect and judgment upon such award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be held in New York, New York. The arbitration award shall include an award of attorneys' fees and costs to the prevailing party as determined by the arbitrator.

          18.  Severability.  Should any provision of this Agreement be held by
               ------------
     a court or arbitration panel of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court or arbitration panel is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by the court or arbitration panel shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

          19.  Authority.  The Company represents and warrants to the Employee
               ---------
     that the execution and delivery of this Agreement by the Company and the performance by the Company of its covenants and agreements hereunder have been duly authorized by all necessary corporate action and that this Agreement has been duly executed and delivered on behalf of the Company.

          20.  Withholding.  Anything to the contrary notwithstanding, all
               -----------
     payments required to be made by the Company hereunder to the Employee or his beneficiaries, including his estate, shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company, may, in its sole discretion, accept other provision for payment of taxes as permitted by law, provided it is satisfied in its sole discretion that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

          21.  Subsidiaries, etc.  The Employee shall be deemed to resign as an
               ------------------
     officer and director of the Company and of any parent, subsidiary or affiliate of the Company upon termination of his employment with the Company under this Agreement or otherwise.

          22.  Survivorship.  The respective rights and obligations of the
               ------------
     Employee and the Company hereunder shall survive any termination of the Term or of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

          23.  Titles.  Titles of the sections of this Agreement are intended
               ------
     solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section.

          24.  Counterparts.  This Agreement may be executed in two or more
               ------------
     counterpart copies, each of which shall be deemed to be an original and all of which taken together shall be deemed one document.


                            *          *          *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    NORTON MCNAUGHTON OF SQUIRE, INC.

                                    By:/s/ Peter Boneparth
                                       ------------------------------
                                       Title:  President


                                    EMPLOYEE:
                                    /s/ Sanford Greenberg
                                    ---------------------------------
                                    Sanford Greenberg


For good and valuable consideration,
the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees to cause the Company to perform, and hereby guarantees to the Employee that the Company will perform, all of the Company's agreements and covenants contained herein.


MCNAUGHTON APPAREL GROUP INC.



By:/s/ Peter Boneparth
   --------------------------
Title:   President

                                                                       EXHIBIT A
                                                                       ---------

                         MEDICAL INSURANCE PREMIUMS TO

           SANFORD GREENBERG IF COMPANY IS UNABLE TO PROVIDE COVERAGE
           ----------------------------------------------------------



           Fiscal Period
------------------------------------
   Beginning             Ended                  Annual                Monthly
    Nov. 1:             Oct. 31:               Premium                Premium
--------------------------------------------------------------------------------

     1999                2000                $ 7,200.00              $  600.00
     2000                2001                  7,560.00                 630.00
     2001                2002                  7,938.00                 661.50
     2002                2003                  8,334.90                 694.58
     2003                2004                  8,751.64                 729.30
     2004                2005                  9,189.23                 765.77
     2005                2006                  9,648.69                 804.06
     2006                2007                 10,131.12                 844.26
     2007                2008                 10,637.68                 886.47
     2008                2009                 11,169.56                 930.80
     2009                2010                 11,728.04                 977.34
     2010                2011                 12,314.44               1,026.20
     2011                2012                 12,930.17               1,077.51
     2012                2013                 13,576.67               1,131.39
     2013                2014                 14,255.51               1,187.96
     2014                2015                 14,968.28               1,247.36
     2015                2016                 15,716.70               1,309.72
     2016                2017                 15,502.53               1,375.21
     2017                2018                 17,327.66               1,443.97
     2018                2019                 18,194.04               1,516.17
     2019                2020                 19,103.74               1,591.98
     2020                2021                 20,058.93               1,671.58
     2021                2022                 21,061.88               1,755.16
     2022                2023                 22,114.97               1,842.91
     2023                2024                 23,220.72               1,935.06
     2024                2025                 24,381.76               2,031.81
     2025                2026                 25,600.84               2,133.40
     2026                2027                 26,880.89               2,240.07
     2027                2028                 28,224.93               2,352.08
     2028                2029                 29,636.18               2,469.68
     2029                2030                 31,117.99               2,593.17
     2030                2031                 32,673.88               2,722.82
     2031                2032                 34,307.58               2,858.96
     2032                2033                 36,022.96               3,001.91
     2033                2034                 37,824.11               3,152.01
     2034                2035                 39,715.31               3,309.61

           Fiscal Period
------------------------------------
   Beginning             Ended                  Annual                Monthly
    Nov. 1:             Oct. 31:               Premium                Premium
--------------------------------------------------------------------------------
     2035                2036                 41,701.08               3,475.09
     2036                2037                 43,786.13               3,648.84
     2037                2038                 45,975.44               3,831.29
     2038                2039                 48,274.21               4,022.85
     2039                2040                 50,687.92               4,223.99
     2040                2041                 53,222.31               4,435.19
     2041                2042                 55,883.43               4,656.95
     2042                2043                 58,677.60               4,889.80
     2043                2044                 61,611.48               5,134.29
     2044                2045                 64,692.06               5,391.00
     2045                2046                 67,926.66               5,660.55
     2046                2047                 71,322.99               5,943.58
     2047                2048                 74,889.14               6,240.76
     2048                2049                 78,633.60               6,552.80
     2049                2050                 82,565.28               6,880.44
     2050                2051                 86,693.54               7,224.46

                                      A-2